Exhibit 99.1

Four Oaks Fincorp, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger by and between Four Oaks and United Community Banks, Inc. ("United"), dated June 26, 2017 (the "Merger Agreement"), pursuant to which Four Oaks will merge with and into United (the "Merger"), as more particularly described in the accompanying proxy statement.	☐	☐	☐
2. To approve, on an advisory (nonbinding) basis, the compensation that may become payable to certain executive officers of Four Oaks in connection with the Merger, as more particularly described in the accompanying proxy statement.	☐	☐	☐
3. To approve a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 3 4 8 5 8 2 2

02OLRA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — FOUR OAKS FINCORP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FOUR OAKS FINCORP, INC. FOR THE 2017 SPECIAL MEETING OF SHAREHOLDERS. The undersigned hereby appoints Ayden R. Lee, Jr. and David H. Rupp as proxies, each with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Four Oaks Fincorp, Inc. (“Four Oaks”) that the undersigned is entitled to vote at the Special Meeting of Shareholders of Four Oaks (the “Special Meeting”) to be held in the training center of Four Oaks’ principal offices, located at 5987 U.S. 301 South, Four Oaks, North Carolina on Monday, October 23, 2017 at 9:30 a.m., and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in Four Oaks’ proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided on the reverse side. THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” PROPOSALS 1, 2 and 3, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Special Meeting Materials are available at: www.investorvote.com/FOFN.